===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Apogee Technology, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO OF APOGEE]

                                                              November 27, 2000

Dear Stockholder,

  You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Apogee Technology, Inc. (the "Company") to be held at 10:00 a.m. on December 14, 2000, at the Dedham Hilton Hotel, 25 Allied Drive, Dedham, Massachusetts 02026.

  At the Annual Meeting, six persons will be elected to the Board of Directors. The Company will also seek Stockholder approval of an increase in the aggregate number of shares for which stock options may be granted under the Company's 1997 Employee, Director and Consultant Stock Option Plan. In addition, the Company will ask the stockholders to ratify the selection of Yohalem Gillman & Company LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                          Sincerely,

                                          /s/ David Spiegel
                                          David Spiegel
                                          President

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                            APOGEE TECHOLOGY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held December 14, 2000

To the Stockholders of Apogee Technology, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Apogee Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, December 14, 2000 at the Dedham Hilton Hotel, 25 Allied Drive, Dedham, Massachusetts 02026 at 10:00 a.m. for the following purposes:

1. To elect six members to the Board of Directors to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified.

2. To consider and act upon a proposal to increase by 500,000 shares the aggregate number of shares for which stock options may be granted under the Company's 1997 Employee, Director and Consultant Stock Option Plan.

3. To consider and act upon a proposal to ratify the appointment of Yohalem Gillman & Company LLP as the Company's independent public accountants for the fiscal year ending December 31. 2000.

4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on November 24, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

  All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ David Spiegel
                                          David Spiegel
                                          President

Norwood, Massachusetts
November 27, 2000

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                            APOGEE TECHNOLOGY, INC.
                129 Morgan Drive, Norwood, Massachusetts 02062
                                (781) 551-9450

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Apogee Technology, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the Dedham Hilton Hotel, 25 Allied Drive, Dedham, Massachusetts 02026 on Thursday, December 14, 2000 at 10:00 a.m., and any adjournments thereof (the "Meeting").

  Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the six nominees for director named herein, FOR the proposal to increase by 500,000 shares the aggregate number of shares for which stock options may be granted under the Company's 1999 Stock Incentive Plan and FOR the ratification of the appointment of Yohalem Gillman & Company LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $0.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

  The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

  The close of business on November 24, 2000 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on November 24, 2000, the Company had 4,690,022 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

  This Proxy Statement and the accompanying proxy are being mailed on or about November 27, 2000 to all Stockholders entitled to notice of and to vote at the Meeting.

  The Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

  The following table sets forth certain information as of October 31, 2000 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer named in the Executive Compensation section on p. 6 hereof, and all current directors and executive officers as a group.

                                                                Shares
                                                             Beneficially
                                                                 Owned
                                                           ---------------------
Name and Address**                                          Number       Percent
------------------                                         ---------     -------
Herbert M. Stein..........................................   955,150(2)   20.1%
 71 Fairlee Road,
 Waban, MA 02468
H.M. Stein Associates.....................................   955,150(2)   20.1%
 71 Fairlee Road,
 Waban, MA 02468
David Spiegel.............................................   825,316(3)   17.6%
 600 Mountain Street,
 Sharon, MA 02067
Leo Spiegel...............................................   391,818       8.4%
 30 Ashcroft Road,
 Sharon, MA 02067.........................................
Dr. Anton Schrafl.........................................   617,000(4)   13.2%
 Scholossbergstrasse 23,
 Zollikon, Switzerland
Sheryl Stein..............................................   370,568(5)    7.9%
 150 East 57th Street,
 New York, New York 10022
Alan Tuck.................................................   115,500       2.5%
Joel N. Levy..............................................    10,000(6)      *
William S. Edwards........................................     5,000(7)      *
David Meyers..............................................    45,000(8)      *
Vincent Patalano..........................................     5,000(9)      *
All executive officers and directors
 As a group (10 persons).................................. 3,091,517(10)  64.3%

--------
 * Represents beneficial ownership of less than l% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the Company's outstanding stock only.

(1) The number of shares of Common Stock issued and outstanding on October 31, 2000 was 4,682,522. The calculation of percentage ownership of each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding October 31, 2000, plus shares of Common Stock subject to options and/or warrants held by such person at October 31, 2000 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) Includes 20,000 shares of Common Stock owned directly by Mr. Stein, 50,000 shares of Common Stock which may be purchased by Mr. Stein within 60 days of October 31, 2000 upon the exercise of stock options, 50,700 shares of Common Stock owned by Mr. Stein's wife, 829,450 shares of Common Stock owned by H.M. Stein Associates ("HMSA") and 5,000 shares of Common Stock which may be purchased by HMSA upon the exercise of fully vested Warrants. Mr. Stein has sole voting and investment power with respect to all of the shares owned by HMSA but denies beneficial ownership of 91% of the shares owned by HMSA.

(3) Includes 10,000 shares of Common Stock which may be purchased within 60 days of October 31, 2000 upon the exercise of stock options and 5,000 shares of Common Stock which may be purchased after June 30, 2000 upon the exercise of fully vested warrants.

(4) Includes 4,000 shares of Common Stock which may be purchased after October 31, 2000 upon the exercise of fully vested warrants.

(5) Includes 117,500 shares of Common Stock owned directly by Ms. Stein, 4,233 shares of Common Stock owned by H.M. Stein & Co. and 248,835 shares of Common Stock owned by HMSA.

(6) Consists of 10,000 shares of Common Stock owned by the Levy Family Limited Partnership of which Mr. Levy is the sole general partner.

(7) Includes 5,000 shares of Common Stock which may be purchased within 60 days of October 31, 2000 upon the exercise of stock options.

(8) Includes 45,000 shares of Common Stock which may be purchased within 60 days of October 31, 2000 upon the exercise of stock options.

(9) Includes 5,000 shares of Common Stock which may be purchased within 60 days of October 31, 2000 upon the exercise of stock options.

(10) Includes 115,000 shares of Common Stock which may be purchased within 60 days of October 31, 2000 upon the exercise of stock options, and 14,000 shares of Common Stock which may be purchased after October 31, 2000 upon the exercise of fully vested warrants.

                                  MANAGEMENT

  The Company's Certificate of Incorporation, as amended, and Restated Bylaws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Certificate of Incorporation, as amended, and Restated Bylaws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors is currently fixed at six (6) directorships. Directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

  Pursuant to the Company's Certificate of Incorporation, as amended, and Restated Bylaws, the Board of Directors on November 3, 2000 voted to nominate Messrs. David Spiegel, Herbert M. Stein, Alan Tuck and Joel N. Levy, Dr, Anton Schrafl and Ms. Sheryl Stein for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

  The names of the Company's current directors and certain information about them are set forth below:

  Name                                     Age Position with the Company
  ----                                     --- ---------------------------------
  Herbert M. Stein........................  72 Chairman of the Board
  David Spiegel...........................  44 President and Treasurer, Director
  Dr. Anton Schrafl.......................  69 Director
  Alan Tuck...............................  51 Director
  Joel N. Levy............................ 59  Director
  Sheryl Stein............................  45 Director

  Mr. Herbert M. Stein has served as a Director of the Company since 1996 and as Chairman of the Board since January 2000. Mr. Stein was Chairman of the Board of Directors of Organogenesis Inc. from 1991 through 1999 and Chief Executive Officer of Organogenesis from 1987 through 1999.

  Mr. David Spiegel has served on the Company's Board of Directors since 1987, as President and Treasurer of the Company since 1995 and as Chairman of the Board from 1996 to 1999. He is Vice President of Gallery Automotive Group, Inc., Norwood, MA. David Spiegel is the son of Leo Spiegel.

  Dr. Anton Schrafl has served as a Director of the Company since 1997. He has been Deputy Chairman of "Holderbank" Financiere Glaris Ltd., since July 1984. He is also a Director of Organogenesis Inc.

  Mr. Alan Tuck has served as a Director of the Company since 1998. He was Chief Strategic Officer of Organogenesis Inc. from September 1997 to July 2000, and, at various times from August 1996 to June 1998: Strategic Advisor to Dyax Corp, Executive Vice President and Chief Strategic Officer of Biocode Inc., and Chief Strategic Officer of ImmuLogic Pharmaceutical Corporation. Mr. Tuck was President & CEO of T Cell Sciences Inc. from February 1992 to May 1996. He is currently a Director of Genzyme Transgenics Corporation.

  Mr. Joel N. Levy has served as a Director of the Company since August 2000. Mr. Levy was a founding partner of CM Equity Partners, L.P. from 1992 to 1997, where he is currently a Managing Partner. Mr. Levy is also a Director of Beta Brands, Incorporated, a Canadian company, and Tep Fund, a publicly traded municipal bond fund.

  Ms. Sheryl Stein has served as a Director of the Company since August 2000. Since January 1993, Ms. Stein has been employed at Bedford Group, Inc. where she currently serves as Co-Chief Executive Officer. Ms. Stein is the daughter of Herbert M. Stein.

Committees of the Board of Directors and Meetings

  Meeting Attendance. During the fiscal year ended December 31, 1999 there were five meetings of the Board of Directors. Each of the directors attended all of the meetings of the Board held during the period he has been a director. In addition, from time to time, the members of the Board of Directors acted by unanimous written consent pursuant to Delaware law.

  Committees. The Company has no standing audit, compensation or nominating committees of the Board of Directors.

Compensation of Directors

  The Company's policy is to pay no compensation to members of the Board for attendance at Board meetings meetings.

  Directors are eligible to participate in the Company's 1997 Employee, Director and Consultant Stock Option Plan (the "Plan"). Options to purchase an aggregate of 10,000 shares of the Company's Common Stock, at an exercise price of $1.25 per share vesting over five years, were granted under the Plan during Fiscal 1999 to Mr. Alan Tuck. Options granted under the Plan to non-employee directors vest over a four year period beginning one year of service after the date of grant.

Executive Officers

  The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

  Name                 Age Position with the Company
  ----                 --- -------------------------
  Leo Spiegel......... 75  Executive Vice President, Research
  David Meyers........ 41  Vice President, Business Development
  William S. Edwards.. 55  Executive Vice President and Chief Operating Officer
  Vincent Patalano.... 42  Vice President, Engineering and Planning

  Mr. Leo Spiegel has served as the Company's Executive Vice President of Research since 1996. Prior thereto, he was the Chairman of the Board of the Company from 1987 to 1996. He served as a Director of the Company from its inception in 1981 until 1996. He is co-founder of the Company. Leo Spiegel is David Spiegel's father.

  Mr. David Meyers was appointed the Company's Vice President, Business Development in January 2000.
Prior to joining the Company in 1996, Mr. Meyers was a principal engineer with Arinc Research Corporation.

  Mr. William Edwards was appointed Executive Vice President and Chief Operating Officer in June 2000 when he joined the Company. Prior to joining the Company, Mr. Edwards was most recently Senior Vice President, Operations at Physician Computer Network, Inc. where he was employed since 1991.

  Mr. Vincent Patalano was appointed Vice President of Engineering and Planning in June 2000. Prior to joining Apogee Mr. Patalano had been Vice President, Research and Development at VERSYS Inc. and Physician Computer Network Inc. since 1982.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  David Spiegel, President of the Company, did not receive any compensation for Fiscal 1999 for services he rendered to the Company. No other executive officer of the Company received compensation, including salary and bonus, for fiscal 1999 exceeding $100,000.

Option Grants in Last Fiscal Year

  The Company did not grant any options during Fiscal 1999 to its executive officers.

Fiscal Year-End Option Values

  The following table provides information regarding the value of both exercisable and unexercisable stock options held by the Company's President as of December 31, 1999 and the value of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Company's Common Stock. No options were exercised during Fiscal 1999.

                               Number of Securities
                              Underlying Unexercised   Value of the Unexercised
                                  Options/SARs at      In-The-Money Options/SARs
                                  Fiscal Year-End       at Fiscal Year-End (1)
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
David Spiegel...............   20,000       30,000       $29,000      $43,500

--------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $2.00, the closing bid price per share of the Company's Common Stock as quoted on the National Quotation Bureau Pink Sheets on December 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Being that the Company's registration under the Exchange Act became effective only on June 6, 2000, no Section 16(a) filings were required for the fiscal year ended December 31, 1999.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In April 1997, the Company moved to a facility owned by Mr. David Spiegel, a stockholder of the Company. The Company rents the facility for $3,600 per month on a month-to-month basis. Rent paid during 1998 and 1999 amounted to $86,400 in the aggregate. Rentals paid are below market value.

  As of May 31, 1997, Mr. Leo Spiegel, Mr. David Spiegel, Mr. Herbert Stein and Mr. Melvin Ravech (the "Lenders") had loaned the Company a total of $138,500, $143,500, $165,000 and $22,500, respectively, at an interest rate of
8% per annum (the "1997 Loans"). On June 12, 1997, the Board of Directors of the Company voted to convert the 1997 Loans into 854,545 shares of Common Stock at a conversion price of $.55 per share. The 1997 Loans were converted on May 21,1998. Accrued interest on the 1997 Loans totaling $79,188 was waived by the Lenders.

  On December 3, 1997, the Company obtained a $250,000 unsecured bank line of credit (the "Line of Credit") at an interest rate of prime plus 1.25% (9.75% at December 31, 1998 and 1997). The Line of Credit was personally guaranteed by Mr. David Spiegel and Mr. Herbert Stein (the "Guarantors") and was paid off by the Guarantors on March 31, 1999. On January 12, 1999, the Board of Directors of the Company voted to issue 100,000 shares of Common Stock to each of the Guarantors, at a price of $1.25 per share in consideration of repayment of the Line of Credit by the Guarantors. These shares were issued on August 2, 1999. Accrued interest on the Line of Credit was paid by the Guarantors.

  Between October 1997 and January 1999, Dr. Anton Schrafl, Mr. Alan Tuck, Mr. Herbert Stein and Mr. David Spiegel loaned the Company a total of $264,750, $80,000, $100,000 and $100,000, respectively. On January 12, 1999, the Board of Directors of the Company voted to convert these loans into 457,000 shares of Common Stock at conversion prices of $.75 to $1.25 per share. These loans were converted on August 2, 1999.

  Between August 1998 and April 1999, Mr. David Spiegel and Mr. Herbert Stein (the "Director Lenders") loaned the Company an additional total of $107,332 and $100,000, respectively (the "Additional Loans"). On May 13, 1999, the Board of Directors of the Company voted to convert the Additional Loans into 165,866 shares of Common Stock at a conversion price of $1.25 per share. The Additional Loans were converted on August 2, 1999.

  Between January 2000 and June 2000, the Company sold 20,000 shares of its Common Stock to each of Messrs. Stein and Spiegel and Dr. Schrafl and 30,000 shares to Ms. Stein, all at a price of $3.00 per share in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). In October 2000 and November 2000, the Company sold an aggregate of 20,000 shares of its Common Stock to each of Ms. Stein and Mr. Levy, all at a price of $10.00 per share in a private placement under Section 4(2) of the Securities Act.

                             ELECTION OF DIRECTORS

                                (Notice Item 1)

  Under the Company's Certificate of Incorporation, as amended, and Restated Bylaws, the number of directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of Stockholders and until their successors have been elected and qualified.

  Pursuant to the Company's Certificate of Incorporation, as amended, and Restated Bylaws, the Board of Directors on November 3, 2000 voted to nominate David Spiegel, Herbert M. Stein, Dr. Anton Schrafl, Alan Tuck, Joel N. Levy and Sheryl Stein for election at the Meeting to serve until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

  Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

  A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID SPIEGEL, HERBERT M. STEIN, DR. ANTON SCHRAFL, ALAN TUCK, JOEL N. LEVY AND SHERYL STEIN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                  INCREASE IN THE AGGREGATE NUMBER OF SHARES
          FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
           1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

                                (Notice Item 2)

General

  The Company's Board of Directors and the Stockholders approved the 1997 Employee, Director and Consultant Stock Option Plan (the "Plan") in 1997. A total of 300,000 shares of Common Stock were initially reserved for issuance under the Plan. By the terms of the Plan, the Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"), provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval. On April 6, 2000 and November 3, 2000, the Board of Directors voted to approve amendments to the Plan to increase by 300,000 shares and 200,000 shares, respectively, the aggregate number of shares of Common Stock for which stock options may be granted under the Plan. These amendments are being submitted for Stockholder approval at the Meeting to ensure continued qualification of the Plan under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of the Company and the members of the Board of Directors are eligible to participate in the Plan.

Material Features of the Plan

  The purpose of the Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The Plan is administered by the Board of Directors of the Company. Subject to the provisions of the Plan, the Board of Directors determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Plan. All employees, directors and consultants of the Company and its affiliates (approximately 22 people) are eligible to participate in the Plan.

  Options granted under the Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) nonqualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Nonqualified stock options may be granted to consultants, directors and employees of the Company and its affiliates.

  The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Nonqualified stock options granted under the Plan may not be granted at an exercise price less than the par value per share of the Common Stock on the date of grant. Incentive stock options granted under the Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

  An incentive stock option granted under the Plan may, at the Board of Directors' discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any nonqualified stock option, the Board of Directors may specify that such nonqualified stock option shall be subject to such termination or cancellation provisions as the Board of Directors shall determine. In the event of the optionholder's death or disability, both incentive stock options and nonqualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a prorata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Stock Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding options under the Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

  The Plan may be amended by the Stockholders of the Company. The Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors, which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval.

Option Information

  The following table sets forth as of November 17, 2000, all options granted pursuant to the Plan to (i) the named executive officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                No. of Options
Name/Title                                                      Granted (#)(1)
----------                                                      --------------
David Spiegel/President                                             50,000
All current executive officers as a group (5 persons)..........    110,000
All current directors who are not executive officers (5 per-
 sons).........................................................    120,000
All employees who are not executive officers as a group(7 per-
 sons).........................................................    155,500

--------
(1) Net of all canceled options.

  On November 17, 2000, the closing price per share of the Company's Common Stock was $15.25, as quoted on the OTC Bulletin Board.

Federal Income Tax Considerations

  The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the Plan:

    Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

    Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option. Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 will be treated as options that are not incentive stock options.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the increase to the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE PLAN TO INCREASE BY 500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                (Notice Item 3)

  The Board of Directors has appointed Yohalem Gillman & Company LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. The Board proposes that the Stockholders ratify this appointment. Yohalem Gillman & Company LLP audited the Company's financial statements for the fiscal year ended December 31, 1999. The Company expects that representatives of Yohalem Gillman & Company LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of Yohalem Gillman & Company LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF YOHALEM GILLMAN & COMPANY LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  To be considered for presentation at the Annual Meeting of Stockholders to be held in 2001, Stockholder proposals must be received, marked for the attention of: President, Apogee Technology, Inc. 129 Morgan Drive, Norwood, Massachusetts 02062, not earlier than September 17, 2001 and not later than October 15, 2001.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ David Spiegel
                                          David Spiegel
                                          President

November 27, 2000

  The Company's Annual Report on Form 10-SB (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company and which includes audited financial statements of the Company for the fiscal year ended December 31, 1999, is available to beneficial owners of the Company's Common Stock without charge upon written request to: Attn. Investor Relations, Apogee Technology, Inc. 129 Morgan Drive, Norwood, Massachusetts 02062.

                            APOGEE TECHNOLOGY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR THE ANNUAL MEETING
                 OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2000

     The undersigned hereby appoints Herbert M. Stein and David Spiegel or either of them as Proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on December 14, 2000 at 10:00 a.m. Eastern Standard Time at the Dedham Hilton Hotel, 25 Allied Drive, Dedham, Massachusetts 02026, or any adjournment thereof, and upon any and all matters which may properly be brought before the meeting or any adjournments thereof, hereby revoking all former proxies.

     The Board of Directors recommends a vote for Proposals 1, 2 and 3

     1.   Election of six directors.

                                                 WITHHOLD
                                    FOR          AUTHORITY
David Spiegel
Herbert M. Stein
Dr. Anton Schrafl
Alan Tuck
Joel N. Levy
Sheryl Stein

     2. Proposal to approve an amendment to the Company's 1997 Employee, Director and Consultant Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the Plan to 800,000 shares.


             FOR                     AGAINST              ABSTAIN


     3. Proposal to ratify the appointment of Yohalem Gillman and Company the independent public accountants to the Company.

             FOR                     AGAINST              ABSTAIN


     4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The shares represented by this proxy will be voted on Proposals (1), (2) and (3) in accordance with the specifications made and "FOR" such proposals if there is not specification.

                                             Date _______________, 2000

                                             ___________________________
                                             Signature of Stockholder

                                             ___________________________
                                             Signature of Stockholder


                                             Please date and sign exactly as
                                             your name(s) appears below
                                             indicating, where proper, official
                                             position or representation capacity
                                             in which you are signing. When
                                             signing as executor, administrator,
                                             trustee or guardian, give full
                                             title as such; when shares have
                                             been issued in the name of two or
                                             more persons, all should sign.